UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2018, Transocean Inc. (the “Company”), a wholly-owned subsidiary of Transocean Ltd. (“Holdings”), entered into a new credit agreement (the “Five-Year Revolving Credit Facility”) with the lenders parties thereto and Citibank, N.A., as administrative agent and collateral agent.  The Five-Year Revolving Credit Facility establishes a $1.0 billion secured revolving credit facility that matures on the earlier of (i) June 2023 and (ii) if more than $300 million of the Company’s 9.00% Senior Notes due July 2023 remain outstanding on April 2023, such date.  The Five-Year Revolving Credit Facility includes a $500.0 million sublimit for the issuance of letters of credit, and all obligations under the Five-Year Revolving Credit Facility are guaranteed by Holdings, Transocean Asset Holdings 1 Limited (“TAHL1”),  Transocean Asset Holdings 2 Limited (“TAHL2”) and Transocean Asset Holdings 3 Limited (“TAHL3”) and certain other direct and indirect subsidiaries of the Company, including certain direct and indirect subsidiaries of the Company that guarantee the obligations in order to comply with the Guarantee Coverage Ratio (as defined below) (the guarantors other than Holdings, the “Subsidiary Guarantors”).  Obligations under the Five-Year Revolving Credit Facility are initially secured by, among other things, a lien on the rigs Deepwater Invictus,  Discoverer Inspiration,  Deepwater Asgard,  Transocean Barents and Transocean Spitsbergen (collectively, the “Collateral Rigs”), the equity interests of TAHL1, TAHL2, TAHL3 and the Subsidiary Guarantors that own the Collateral Rigs, and certain other assets related to the Collateral Rigs.

Borrowings under the Five-Year Revolving Credit Facility may be used for working capital and other general corporate purposes. The Five-Year Revolving Credit Facility includes restrictions on borrowings if, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of Available Cash (as defined in the Five-Year Revolving Credit Facility) would exceed $500,000,000 or if, after giving effect to any such borrowing or an issuance of a letter of credit, the aggregate obligations in respect of loans and letters of credit outstanding under the Five-Year Revolving Credit Facility would exceed the amount (the “CNTA Threshold”) that would be permitted to be incurred by the Company or any guarantor of the Five-Year Revolving Credit Facility and secured at the applicable time without requiring equal and ratable or other liens to be granted pursuant to indentures or other debt documents governing indebtedness of Holdings and its subsidiaries.  In addition, if, at any time, the obligations in respect of loans and letters of credit outstanding under the Five-Year Revolving Credit Facility exceed the CNTA Threshold, the Company will be required to repay the loans or cash collateralize letters of credit in an amount equal to such excess.

The Company may make borrowings under the Five-Year Revolving Credit Facility at either (1) a base rate, determined as the greatest of (A) the prime loan rate of Citibank, N.A., (B) the federal funds effective rate plus ½ of 1% and (C) the reserve adjusted one-month LIBOR plus 1%, in each case plus the applicable margin described below minus 1%, which is based upon the credit rating by S&P and Moody’s on the Five-Year Revolving Credit Facility (“Debt Rating”), or (2) the reserve adjusted LIBOR plus the applicable margin, which varies from 2.625% to 3.25% depending on the Debt Rating. A facility fee, varying from 0.375% to 1.00% depending on the Debt Rating, is incurred on the amount of the underlying commitment, throughout the term of the facility.

The Five-Year Revolving Credit Facility includes limitations on, among other things, creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions, dispositions of the Collateral Rigs, restricted payments, optional repurchases and redemptions of indebtedness with maturities outside of the maturity of the Five-Year Revolving Credit Facility, mergers and the sale of substantially all assets, and includes a requirement that TAHL1, TAHL2 and TAHL3 own, directly or indirectly, assets comprising at least 85% of the revenue of Holdings and its consolidated subsidiaries and at least 85% of the combined book value of all mobile offshore drilling units of Holdings and its consolidated subsidiaries, in each case, with respect to the most recently completed fiscal year.  The Five-Year Revolving Credit Facility also includes certain financial covenants, including (i) a maximum debt to tangible capitalization ratio of 0.6 to 1.0 at the end of each fiscal quarter, (ii) a minimum Available Liquidity (as defined in the Five-Year Revolving Credit Facility) requirement of $500.0 million,  (iii) a covenant that the ratio of the Rig Value (as defined in the Five-Year Revolving Credit Facility) of Marketed Rigs (as defined in the Five-Year Revolving Credit Facility) directly owned by the Subsidiary Guarantors to the sum of commitments under the Five-Year Revolving Credit Facility plus indebtedness for borrowed money of the Subsidiary Guarantors, in each case, that directly own Marketed Rigs, is not less than 3:00 to 1:00 at the end of each fiscal quarter (the “Guarantee Coverage Ratio”) and (iv) a covenant that the ratio of the Collateral Rig Value (as defined in the Five-Year Revolving Credit Facility) to (B) the sum of commitments under the Five-Year Revolving Credit Facility is not less than 1:75 to 1:00 at the end of each fiscal quarter.

Borrowings under the Five-Year Revolving Credit Facility are subject to acceleration upon the occurrence of an event of default.  As of June 25, 2018, the Company had no borrowings outstanding, $26 million of letters of credit issued, and $974 million of available borrowing capacity under the Five-Year Revolving Credit Facility.

The foregoing description of the Five-Year Revolving Credit Facility is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 4.1.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Five-Year Revolving Credit Facility, the Company terminated its unsecured five-year revolving credit agreement, dated as of June 30, 2014 (the “Previous Credit Facility”), on the same date.  No borrowings were outstanding under the Previous Credit Facility, but the Company repaid all accrued fees and expenses in connection with the termination of the Previous Credit Facility and outstanding letters of credit issued under the Previous Credit Facility were deemed issued under the Five-Year Revolving Credit Facility.

Borrowings under the Previous Credit Facility were unsecured and were guaranteed by Holdings.  In connection with terminating the Previous Credit Facility, the guarantee by Holdings was released.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Credit Agreement dated June 22, 2018, among Transocean Inc., the lenders parties thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 27, 2018	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person